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                                                                    EXHIBIT 3.13

                            ARTICLES OF INCORPORATION

                                       OF

                             TSC FINANCE CORPORATION



                                   ARTICLE I

                                      NAME

               The name of the Corporation is TSC FINANCE CORPORATION.

                                   ARTICLE II

                                    PURPOSES

               The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

                      INITIAL AGENT FOR SERVICE OF PROCESS

               The name and address in the State of California of the Corporation's initial agent for service of process are Henry M. Gay, 115 Independence Drive, Menlo Park, California 94025.

                                   ARTICLE IV

                                      STOCK

               The Corporation is authorized to issue one class of shares. The total number of shares which the Corporation is authorized to issue is 100,000 shares.



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               IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on August 24, 1978.


                                                /s/ HENRY M. GAY
                                                -------------------------------
                                                Henry M. Gay


               I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                /s/ HENRY M. GAY
                                                -------------------------------
                                                Henry M. Gay


                                       2
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                                                                   EXHIBIT 3.13

                               State of California

                        Office of the Secretary of State



               I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

               That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

               IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this __________________________________.




                                                -------------------------------
                                                Secretary of State